Exhibit 32

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the annual report of Chartwell International Inc. (the “Company”) on Form 10K for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2009
/s/ Imre Eszenyi
Name:	Imre Eszenyi
Title:	Acting President and Chairman (Principal Executive Officer)

/s/ Paul Biberkraut
Name:	Paul Biberkraut
Title:	Chief Financial and Administrative Officer (Principal Financial Officer and Principal Accounting Officer)